Exhibit 99.1

Contact:	Anne Bugge
(425) 951-1378

SONOSITE INTRODUCES REVOLUTIONARY
VISUALIZATION TOOL FOR ANESTHESIOLOGISTS

SonoSite Expands S-Series to Anesthesia
S-Nerve (TM) Offers Specialized Ultrasound Design for Anesthesiologists
New Product Unveiled at American Society of Anesthesiologists' Meeting

BOTHELL, WA, October 15, 2007 -- SonoSite, Inc. (Nasdaq:SONO), the world leader in hand-carried ultrasound, today introduced the S-Nerve procedural tool, the first ultrasound device custom-designed to support the specific needs of anesthesiologists who perform regional anesthesia.  SonoSite is showcasing the new S-Nerve product at the American Society of Anesthesiologists' (ASA) annual meeting in San Francisco and expects to begin customer shipments in the fourth quarter of this year.

The S-Nerve visualization tool is built to help regional anesthesiologists perform nerve block procedures in crowded, busy operating environments or anywhere in the hospital.  Its breakthrough image quality, speed and simplicity were designed with input from leading practitioners who expressed a substantive need for a small, high-performance tool, designed to function exclusively as a guidance tool for regional nerve blocks and central line placement. Like the S-FAST (TM) ultrasound tool that SonoSite recently introduced for emergency medicine, the S-Nerve device is a radically new concept in ultrasound unlike anything else in the marketplace and offers the option of a zero footprint.

"The S-Nerve combines excellent image quality with an optimized and targeted user interface for the anesthesiologist," said Christopher Wiley, MD, Associate Professor of Anesthesiology at Dartmouth-Hitchcock Medical Center in Lebanon, New Hampshire. "Anesthesiologists are not ultrasonographers. We care about ultrasound as a means to help us perform regional nerve blocks more accurately, quickly and safely. The S-Nerve is a major step toward getting the machine out of the way of the image by eliminating lots of knobs and buttons. Its design will make it easier for the novice user to become more expert."

"Image-guided regional anesthesia is in the early stages of a gathering tidal wave of adoption across the globe and S-Nerve will likely accelerate that trend," Dr. Wiley added. "Anesthesiologists provided SonoSite with a great deal of input, and they listened.  I am delighted at how this product has turned out. It has an elegant design that even Steve Jobs would admire."

Adoption of point-of-care visualization has grown steadily in the practice of regional anesthesiology.  A growing body of clinical evidence demonstrates that ultrasound guidance can significantly reduce the time for accurately performing peripheral nerve blocks and placement of catheters.  Clinicians who have integrated hand-carried ultrasound into their medical practice credit the technology with faster, more accurate needle and catheter placement, confirmation of anesthesia spread, clear visualization of hard to reach or compromised structures, and heightened patient satisfaction.

Rave Reviews

SonoSite previewed the S-Nerve tool as a works-in-progress to an enthusiastic reception at the September Congress of the European Society for Regional Anesthesiology in Valencia, Spain.

"Very sleek!  It reminds me of Bang & Olufsen," said Dr. Ian Harper, Consultant in Anesthesia, Wansbeck Hospital, Northumberland, England. "The vertical orientation and mounting of the machine is a logistical improvement.  Space can be at a premium in an anesthetic room during a hectic day. A vertically mounted machine is both more ergonomic and easier to position optimally in relation to the patient whilst performing a block. Whoever designed this product got it exactly right."

"I really like that this is designed specifically for anesthesia, because I don't want anyone else using it," said Dr. David Coventry, Consultant in Anesthesia, Ninewells Hospital, Dundee, Scotland.

Customized for the Precise Needs of the Anesthesiologist

To create this radically new visualization tool, SonoSite designed a user interface, software and controls that address the procedural needs of the anesthesiologist combined with the same ground breaking processing power, image quality and data management features of the recently introduced M-Turbo (TM) system.   The M-Turbo system is 16 times more powerful than SonoSite's industry leading MicroMaxx (R) system.

This peerless processing power enables the simultaneous deployment of SonoSite's three new, advanced proprietary algorithms, SonoADAPT (TM), SonoHD (TM), and SonoMB (TM).  Together these three technologies produce dramatic improvements in image quality.

With the S-Nerve tool, anesthesiologists get breakthrough image quality from a device that can acquire the optimal image of hard-to-reach nerve structures with just two dials.  The S-Nerve features a standard VESA (R) compliant mounting interface, a new concept for an ultrasound tool.  Attached to the operating theater or block room wall or ceiling, the device has zero footprint, a critical benefit in such crowded environments.  Mounted on an IV pole or hand-carried to the patient point-of-care, the S-Nerve tool can easily be moved from patient to patient in a busy pre-operative center.

SonoSite is introducing the S-Nerve device with an unprecedented combination of several curved and linear array transducers for virtually every anatomical and clinical anesthesia application.  The unmatched breadth of transducers allows the anesthesiologist to perform the most difficult upper and lower extremity blocks as well as confidently place intravascular lines in the desired vessels. The transducers, like the S-Nerve, are designed specifically to withstand the demanding environment of the operating room or nerve block suite. They are also interchangeable with the new M-Turbo system and the new image optimization algorithms are available on all S-Nerve transducers and exam types.

Streamlined Image Transfer and Review

To provide a flexible solution for playback and easy image transfer, SonoSite engineers built the S-Nerve tool with Microsoft's Windows Embedded CE 6.0 operating system running on Texas Instrument's TMS320DM664x digital media processor with DaVinci (TM) technology, which is designed specifically for high performing, highly responsive digital video applications.  Clinicians can efficiently export images to a USB storage device in standard PC formats for review or storage on PC or Mac (R) computers for publishing, patient records and instruction.

SonoSite is leveraging these new multi-media and connectivity capabilities to offer S-Nerve and M-Turbo customers the Education Key (TM) program-a library of clinically specific, point-of-care tutorials, reference images and refresher courses on a USB thumb drive for playback on the system.   This combination of instructionally rich learning tools is an industry first and underscores SonoSite's commitment to clinical users.

Uniquely Designed for Point-of-Care

As well as these advancements incorporated from the M-Turbo system, the S-Nerve device includes many key system reliability and durability features needed to withstand heavy use in a demanding medical environment, and for which SonoSite hand-carried ultrasound systems and tools are widely known and highly valued.  The S-Nerve boots within 15 seconds, weighs only 8.35 pounds (including an on-board docking station) and is battery operable.  Its sealed interface is easy to clean and sanitize, of utmost importance in acute care environments.

The S-Nerve product withstands SonoSite's industry-leading 36-inch drop test -- its design relies mainly on extremely durable but light-weight magnesium components -- and carries the same, unprecedented 5-year warranty that SonoSite introduced with the launch of the MicroMaxx system in 2005, and continues with the M-Turbo system.

"The sole intention of the S-Nerve is to provide a highly specialized tool to the anesthesiologist," said Kevin M. Goodwin, SonoSite President and CEO. "The unique requirements of this specialization were elemental in our design process, just as the immediacy of emergency medicine dictated our choices for the S-FAST device.  These application-specific tools underscore our understanding of the clinician's specific needs, and our commitment to providing devices that can meet those needs, that can withstand hard use, and can appear and disappear from the physician's view as needed.  We set out to build application specific devices that raise the standard of care in their respective specializations, and we are confident that their performance and extreme ease of use will recast the role of visualization across the clinical spectrum."

Debut at ASA 2007, San Francisco

SonoSite is demonstrating the power and convenience of the S-Nerve tool and M-Turbo system at booth 928 at the American Society of Anesthesiology annual conference.  The conference is being held from October 13-17, 2007, at the Moscone Center in San Francisco.

About SonoSite

SonoSite, Inc. (www.sonosite.com) is the innovator and world leader in hand-carried ultrasound.   Headquartered near Seattle, the company is represented by ten subsidiaries and a global distribution network in over 90 countries. SonoSite's small, lightweight systems are expanding the use of ultrasound across the clinical spectrum by cost-effectively bringing high performance ultrasound to the point of patient care.  The company employs over 550 people worldwide.

Forward-Looking Information

Certain statements in this press release relating to the future market acceptance of newly released products, expected orders and possible future sales are "forward-looking statements" for the purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the opinions and estimates of our management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. These statements are not guaranties of future performance, are subject to known and unknown risks and uncertainties, and are based on potentially inaccurate assumptions.  Factors that could affect the rate and extent of market acceptance of our products, the receipt of expected orders, and our financial performance include our ability to successfully market and sell our new products and technology, competition from other ultrasound companies, our ability to accurately forecast customer demand for our products, our ability to manufacture and ship our systems in a timely manner to meet customer demand, timely receipts of regulatory approvals to market and sell our products, the outcome of pending litigation and expenses associated with such litigation, regulatory changes in various national health care markets,  the ability of our distribution partners to market and sell our products, as well as other factors contained in the Item 1A. "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission as well as in our subsequently filed quarterly reports on Form 10Q and other Securities and Exchange Commission filings.  We caution readers not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. We undertake no obligation to publicly revise any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events

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